1 AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT THIS AMENDMENT NO. 1 TO THE EMPLOYMENT AGREEMENT (this “Amendment”), effective as of January 31, 2024 (the “Amendment Effective Date”), is entered into by and between SEI Investments Company (the “Company”) and Sean Denham (the “Executive”). RECITALS WHEREAS, SEI and the Executive entered into an Employment Agreement, dated January 16, 2024 (the “Agreement”); WHEREAS, the Parties hereto desire to amend the Agreement on the terms and subject to the conditions provided herein. NOW, THEREFORE, the Parties hereto, intending to be legally bound, hereby agree as follows: 1. Defined Terms. Except as specifically set forth herein, defined terms used herein shall have the same meaning as set forth in the Agreement. 2. Terms of Agreement. (a) Section 1(a) of the Agreement is hereby deleted in its entirety and replaced as set forth below: Term. The term of this Agreement and the effective date of the Executive’s commencement of employment as an Executive Vice President with the Company shall begin on March 18, 2024 (the “Effective Date”) and shall continue for four years from the Effective Date, or until the termination of the Executive’s employment, if earlier (the “Term”). (b) Section 1(b) of the Agreement is hereby deleted in its entirety and replaced as set forth below: Duties. Beginning on the day following the resignation of the Company’s current Chief Financial Officer, which is currently expected to be effective on the day the Company files its Form 10-Q for the first quarter of 2024, and thereafter during the Term, the Executive shall serve as the Chief Financial Officer of the Company, with such duties, responsibilities and authority commensurate therewith, and shall report to the Chief Executive Officer of the Company (the “CEO”). The Executive shall perform all duties and accept all responsibilities incident to such position as may be reasonably assigned to the Executive by the CEO. 3. Ratification of Amendment. Except as expressly amended and provided herein, all of the terms and conditions and provisions of the Agreement, including the Exhibits thereto, shall continue in full force and effect.

2 4. Counterparts. This Amendment may be executed in any number of counterparts (including facsimile counterparts), each of which shall be an original, but all of which together shall constitute one instrument. [Signature Page Follows]

3 IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written. SEI Investments Company /s/ Ryan Hicke Name: Ryan Hicke Title: Chief Executive Officer Date: January 31, 2024 Executive /s/ Sean Denham Name: Sean Denham Date: January 31, 2024